Exhibit 99.1

Pacific Capital Bancorp Commences Tender Offers for Trust Preferred Securities

Pacific Capital Bank, N.A. Commences Tender Offers for Subordinated Debt Securities

SANTA BARBARA, California – May 17, 2010 – Pacific Capital Bancorp (Nasdaq: PCBC) (the “Company”) and its wholly-owned subsidiary, Pacific Capital Bank, N.A. (the “Bank”), announced today that the Company has commenced cash tender offers for any and all of its outstanding trust preferred securities and that the Bank has commenced cash tender offers for any and all of its outstanding subordinated debt securities.

Trust Preferred Securities

The terms and conditions of the tender offer for each series of trust preferred securities in the table below (the “Trust Preferred Securities”) are described in the Offer to Purchase dated May 17, 2010 (the “Company Offer to Purchase”) and the related Letter of Transmittal, which are being mailed to holders of the Trust Preferred Securities.

The tender offer for each series of Trust Preferred Securities will expire at 5:00 p.m., New York City time, on June 24, 2010, unless extended or earlier terminated by the Company (the “Company Expiration Date”). In order to be eligible to receive the Company Total Offer Consideration, as set forth in the table below, holders must validly tender, and not validly withdraw, their Trust Preferred Securities prior to 5:00 p.m., New York City time, on June 11, 2010, unless extended or earlier terminated by the Company (the “Company Early Tender Deadline”). Holders tendering their Trust Preferred Securities after the applicable Company Early Tender Deadline but prior to the applicable Company Expiration Date will be eligible to receive an amount equal to the Company Base Offer Consideration, as set forth in the table below. Trust Preferred Securities purchased in the tender offers will be paid for on the applicable settlement date for each tender offer, which, assuming the tender offers are not extended, will be promptly after the applicable Company Expiration Date. Holders may withdraw tendered Trust Preferred Securities at any time prior to 5:00 p.m., New York City time, on June 11, 2010, unless extended by the Company.

CUSIP Nos.	Title of Security	Aggregate Liquidation Amount Outstanding	Company Base Offer Consideration (1)(2)	Company Early Tender Premium (1)	Company Total Offer Consideration (1)(3)
69416EAA0	Pacific Crest Capital Trust I Floating Rate Preferred Securities	$13,330,000	$180.00	$20.00	$200.00
69416MAA2	Pacific Crest Capital Trust II Floating Rate Preferred Securities	$6,000,000	$180.00	$20.00	$200.00
69499AAW0	Pacific Crest Capital Trust III Capital Securities	$10,000,000	$180.00	$20.00	$200.00
694050AA3	Pacific Capital Statutory Trust I Floating Rate Capital Securities	$38,000,000	$180.00	$20.00	$200.00

(1)	Per $1,000 liquidation amount of Trust Preferred Securities.
(2)	Calculated as the applicable Company Total Offer Consideration minus the applicable Company Early Tender Premium.
(3)	Includes the applicable Company Early Tender Premium per $1,000 liquidation amount of Trust Preferred Securities for each series of Trust Preferred Securities.

Consummation of each tender offer for Trust Preferred Securities is conditioned upon satisfaction or waiver of the conditions set forth in the Company Offer to Purchase, including (i) the Company’s receipt of net proceeds from an offering, sale or other transaction (a “Company Financing Transaction”) sufficient to enable the Company to purchase the Trust Preferred Securities and the Bank to purchase its subordinated debt securities that are validly tendered and not withdrawn (the “Company Financing Condition”), and (ii) approval by the Company’s regulators of the Company Financing Transaction and the Company’s payment of the purchase price for the Trust Preferred Securities that are validly tendered and not withdrawn. Subject to applicable law and the terms of the Investment Agreement (defined below), the Company reserves the right to waive any condition to any tender offer.

Subordinated Debt Securities

The terms and conditions of the tender offer for each series of subordinated debt securities in the table below (the “Subordinated Debt Securities”) are described in the Offer to Purchase dated May 17, 2010 (the “Bank Offer to Purchase”) and the related Letter of Transmittal, which are being mailed to holders of the Subordinated Debt Securities.

The tender offer for each series of Subordinated Debt Securities will expire at 5:00 p.m., New York City time, on June 24, 2010, unless extended or earlier terminated by the Bank (the “Bank Expiration Date”). In order to be eligible to receive the Bank Total Offer Consideration, as set forth in the table below, holders must validly tender, and not validly withdraw, their Subordinated Debt Securities prior to 5:00 p.m., New York City time, on June 11, 2010, unless extended or earlier terminated by the Bank (the “Bank Early Tender Deadline”). Holders tendering their Subordinated Debt Securities after the applicable Bank Early Tender Deadline but prior to the applicable Bank Expiration Date will be eligible to receive an amount equal to the Bank Base Offer Consideration, as set forth in the table below. Subordinated Debt Securities purchased in the tender offers will be paid for on the applicable settlement date for each tender offer, which, assuming the tender offers are not extended, will be promptly after the applicable Bank Expiration Date. Holders may withdraw tendered Subordinated Debt Securities at any time prior to 5:00 p.m., New York City time, on June 11, 2010, unless extended by the Bank.

Title of Security	Aggregate Principal Amount Outstanding	Bank Base Offer Consideration (1)(2)	Bank Early Tender Premium (1)	Bank Total Offer Consideration (1)(3)
9.22% Subordinated Bank Notes due 2011	$36,000,000	$270.00	$30.00	$300.00
Floating Rate Junior Subordinated Debenture due 2013	$35,000,000	$270.00	$30.00	$300.00
Subordinated Debenture due 2014	$50,000,000	$270.00	$30.00	$300.00

(1)	Per $1,000 principal amount of Subordinated Debt Securities.
(2)	Calculated as the applicable Bank Total Offer Consideration minus the applicable Bank Early Tender Premium.
(3)	Includes the applicable Bank Early Tender Premium per $1,000 principal amount of Subordinated Debt Securities for each series of Subordinated Debt Securities.

Consummation of each tender offer for Subordinated Debt Securities is conditioned upon satisfaction or waiver of the conditions set forth in the Bank Offer to Purchase, including (i) receipt by the Bank or the Company of net proceeds from an offering, sale or other transaction (a “Bank Financing Transaction”) sufficient to enable the Bank to purchase the Subordinated Debt Securities and the Company to purchase the Trust Preferred Securities that are validly tendered and not withdrawn (the “Bank Financing Condition”), and (ii) approval by the Bank’s regulators of the Bank Financing Transaction and the Bank’s payment of the purchase price for the Subordinated Debt Securities that are validly tendered and not withdrawn. Subject to applicable law and the terms of the Investment Agreement, the Bank reserves the right to waive any condition to any tender offer.

Other Information

These tender offers are being made in conjunction with an Investment Agreement dated as of April 29, 2010 (the “Investment Agreement”), among the Company, the Bank and SB Acquisition Company LLC, a wholly-owned subsidiary of Ford Financial Fund, L.P. (“Ford”). Pursuant to the Investment Agreement, Ford has agreed to invest $500 million in the Company on the terms and subject to the conditions set forth therein, including a requirement that (i) the Company and the Bank purchase for cash not less than 70% of the combined aggregate liquidation or principal amount of the Trust Preferred Securities and Subordinated Debt Securities (the “Exchange Condition”), and (ii) the Company exchange for common stock all of the Company’s Series B Fixed Rate Cumulative Perpetual Preferred Stock held by the United States Department of the Treasury, having an aggregate liquidation preference of $180.6 million, together with all accrued but unpaid dividends on such preferred stock and the related warrants to purchase common stock (the “Treasury Exchange”). If the conditions set forth in the Investment Agreement, including the Exchange Condition and the Treasury Exchange, are not satisfied, Ford will have no obligation to complete its investment in the Company. Consummation of Ford’s investment under the Investment Agreement would satisfy the Company Financing Condition and the Bank Financing Condition.

TBC Securities, LLC is acting as Dealer Manager in connection with the tender offers. For additional information regarding the terms of the tender offers, please contact TBC Securities, LLC at (703) 894-6000. Global Bondholder Services Corporation is serving as Depositary in connection with the tender offers.

* * * * * * * *

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase with respect to any securities. The tender offers are being made solely pursuant to the applicable Offer to Purchase and the related Letter of Transmittal, which set forth the complete terms of the tender offers.

Forward-Looking Statements

This press release contains certain forward-looking statements relating to, among other things, the tender offers and the transactions contemplated by the Investment Agreement. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. For more information about factors that could cause actual results to differ from the Company’s expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, including the discussion under “Risk Factors,” as filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

About Pacific Capital Bancorp and Pacific Capital Bank, N.A.

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 48 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

CONTACT INFORMATION:

Pacific Capital Bancorp

Debbie Whiteley, Executive Vice President, Investor Relations

805-884-6680

Debbie.Whiteley@pcbancorp.com

or

Financial Profiles

Tony Rossi, 310-478-2700 x13

trossi@finprofiles.com